UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive
Edina, Minnesota		55436-1097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 29, 2006, Alliant Techsystems Inc. (the Company) announced the expiration, as of 12:00 midnight, New York city time, on March 28, 2006, of its cash tender offer and related consent solicitation (the Offer) with respect to its 8 1/2% Senior Subordinated Notes due 2011 (the Notes). As of the expiration of the Offer, approximately $397.4 million aggregate principal amount of Notes, or approximately 99.4% of the outstanding Notes, were validly tendered. The Company has accepted for payment all notes validly tendered and not validly withdrawn pursuant to the Offer.

A copy of the press release announcing the same is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release dated March 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.
Date: March 29, 2006	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary